Exhibit 99.(d)(xxiii)

AMENDMENT NO. 3

to the

INVESTMENT SUB-ADVISORY AGREEMENT

This Amendment is made as of March 26, 2013 to the Investment Sub-Advisory Agreement (“Agreement”) among Munder Series Trust (“MST”), on behalf of each of its series set forth on Schedule A, as may be amended from time to time (each, a “Fund” and, together, the “Funds”), Munder Capital Management (“Advisor”), a Delaware general partnership, and Integrity Asset Management, LLC (“Sub-Advisor”), a Delaware limited liability company.

WHEREAS, the Munder Large-Cap Value Fund was liquidated on March 25, 2013;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Advisor, the Sub-Advisor and MST as follows:

1.              Schedule A to the Agreement is hereby replaced with the attached Schedule A effective as of March 25, 2013.

2.              Schedule B to the Agreement is hereby replaced with the attached Schedule B effective as of March 25, 2013.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

MUNDER SERIES TRUST

By:	/s/ Stephen J. Shenkenberg
Name: Stephen J. Shenkenberg
Title: Vice President, Secretary, Chief Legal Officer and Chief Compliance Officer

MUNDER CAPITAL MANAGEMENT

By:	/s/ Peter K. Hoglund
Name: Peter K. Hoglund
Title: Managing Director and Chief Financial Officer

INTEGRITY ASSET MANAGEMENT, LLC

By:	/s/ Peter K. Hoglund
Name: Peter K. Hoglund
Title: Managing Director and Chief Financial Officer

SCHEDULE A

As of March 26, 2013

Munder Series Trust

Munder Integrity Mid-Cap Value Fund

Munder Integrity Small/Mid-Cap Value Fund

Munder Micro-Cap Equity Fund

Munder Veracity Small-Cap Value Fund

SCHEDULE B

As of March 26, 2013

Fund	Annual Fees (as a Percentage of Daily Net Assets)

Munder Integrity Mid-Cap Value Fund	0.50%

Munder Integrity Small/Mid-Cap Value Fund	0.60%

Munder Micro-Cap Equity Fund	0.60%

Munder Veracity Small-Cap Value Fund	0.60%